UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report  (Date of earliest event reported)    March 4, 2005

PROTECTIVE LIFE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-12332	95-2492236
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2801 Highway 280 South
Birmingham, Alabama 35223

(Address of principal executive offices and zip code)

(205) 268-1000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

At its March 4, 2005 meeting, the Compensation and Management Succession Committee of the Board of Directors (the ‘‘Committee’’) of the Company reviewed and approved certain compensation arrangements with the officers of the Company, including its Chief Executive Officer and the four other most highly compensated executive officers for the Company’s last completed fiscal year, as determined pursuant to the rules of the Securities and Exchange Commission (the “Named Executives”).  The following summarizes certain actions taken by the Committee at the meeting.

Base Salaries

The Committee approved the following annual base salaries for the Named Executives, effective as of March 1, 2005:  John D. Johns, Chairman of the Board, President and Chief Executive Officer, $750,000; R. Stephen Briggs, Executive Vice President, Life and Annuity Division, $425,000; Allen W. Ritchie, Executive Vice President and Chief Financial Officer, $465,000; Richard J. Bielen, Senior Vice President, Chief Investment Officer and Treasurer, $375,000; and Deborah J. Long, Senior Vice President and General Counsel, $330,000.

Bonus Payments under Annual Incentive Plan for 2004

The Committee determined the cash bonuses to be paid in 2005 with respect to 2004 performance, as determined pursuant to bonus opportunities previously awarded under the Company’s Annual Incentive Plan (‘‘AIP’’), which was most recently approved by the share owners in 2002.  Each Named Executive’s target AIP bonus was expressed as a percentage of base salary, as follows: Mr. Johns, 100%; Mr. Briggs, 55%; Mr. Ritchie, 65%; Mr. Bielen, 50%; and Ms. Long, 40%.  For Messrs. Johns and Ritchie, the AIP bonus was based on the Company’s 2004 operating earnings per share according to a range fixed for the year by the Committee in March 2004; for the other Named Executives, 75% of their respective AIP bonus opportunities for 2004 was based upon the Company’s 2004 operating earnings per share, and the remaining 25% was based on the achievement of divisional or department goals.  A bonus equal to a multiple of the Named Executive’s target bonus percentage was to be paid, depending on the level of goal achievement as follows: less than threshold level, 0%; threshold level, 50%; target level, 100%; and maximum level, 200%.  Based on the level of achievement of the pre-established performance objectives, the Committee determined the following percentages of target bonus were to be paid, and that the following cash bonuses were payable to the Named Executives with respect to 2004 performance: Mr. Johns, 200%, $1,417,000; Mr. Briggs, 179%, $405,000; Mr. Ritchie, 200%, $564,900; Mr. Bielen, 200%, $357,500; and Ms. Long, 193%, $239,700.

Bonus Opportunities under Annual Incentive Plan for 2005

The Committee established the cash bonus opportunities with respect to 2005 performance under the AIP.  Each individual’s AIP bonus was expressed as a percentage of base salary, as follows: Mr. Johns, 100%; Mr. Briggs, 60%; Mr. Ritchie, 75%; Mr. Bielen, 55%; and Ms. Long, 50%.  For Messrs. Johns, Ritchie and Bielen and Ms. Long, the AIP bonus opportunity is based on the Company’s 2005 operating earnings per share according to a range fixed by the Committee; for Mr. Briggs, 75% of his AIP bonus opportunity is based upon the Company’s 2005 operating earnings per share, and the remaining 25% is based on the achievement of divisional goals.  A bonus equal to a multiple of the Named Executive’s target bonus percentage will be paid, depending on the level of goal achievement as follows: less than threshold level, 0%; threshold level, 50%; target level, 100%; and maximum level, 200%.

Each AIP bonus opportunity is subject to the terms of the AIP (which is filed as Exhibit 10(a) to this Current Report and is incorporated herein by reference).

Performance Share Awards for 2005

The Committee granted performance shares under the Company’s Long-Term Incentive Plan, which was most recently approved by the share owners in 2003.  The number of performance shares granted to the Named Executives was:  Mr. Johns, 29,800; Mr. Briggs, 7,700; Mr. Ritchie, 9,900; Mr. Bielen, 6,100; and Ms. Long, 3,700.  Payment of performance share awards will based upon a comparison of the Company’s average return on average equity for a four-year award period to that of the companies in a comparison group of publicly held life insurance companies, multi-line insurers and insurance holding companies during the award period.  If the Company’s four-year results are below the 40th percentile, no portion of the award will be earned. If the Company’s four-year results are at the 40th percentile, 33% of the award will be earned.  If the Company’s four-year results are at the median, 50% of the award will be earned.  Company results at target, or the top 25% of the comparison group, would result in 125% of the award being earned for each Named Executive.  Company results in the top 10% would result in 170% of the award being earned for each Named Executive.  If the Company’s percentile ranking falls between the 40th and 90th percentile, the amount of the award earned will be determined by interpolation.  Earned awards are generally paid in shares of the Company’s common stock and cash (with the amount of cash equal to the income tax withholding obligation on the amount earned).

Each performance share award to the Named Executives is subject to the terms of the Long-Term Incentive Plan (which is filed as Exhibit 10 to the Company’s Form 10-Q Quarterly Report filed May 15, 2003 and is incorporated herein by reference) and performance share award letters (the form of which is filed as Exhibit 10(b)(1) to this Current Report and is incorporated herein by reference).

Stock Appreciation Rights Granted in 2005

The Committee granted stock appreciation rights (“SARs”) under the Company’s Long-Term Incentive Plan.  The number of SARs granted to the Named Executives was:  Mr. Johns, 23,200; Mr. Briggs, 6,000; Mr. Ritchie, 7,700; Mr. Bielen, 4,700; and Ms. Long, 2,800.  The SARs generally become exercisable in four equal annual installments, beginning March 4, 2006, and will generally terminate on March 4, 2015.  Upon exercise, each SAR will entitle the holder to the difference, payable in stock (and an amount of cash approximately equal to the income tax withholding obligation due upon exercise), between the value of the common stock at the time of exercise and the SAR’s base price of $41.05.

Each SAR is subject to the terms of the Long-Term Incentive Plan (which is filed as Exhibit 10 to the Company’s Form 10-Q Quarterly Report filed May 15, 2003 and is incorporated herein by reference) and the related award letters (forms of which are filed as Exhibits 10(b)(2) and 10(b)(3) to this Current Report and are incorporated herein by reference).

Item 9.01 Financial Statements and Exhibits

(c)           Exhibits

10(a)                       The Company’s Annual Incentive Plan (effective as of January 1, 2002).

10(b)(1)                  Form of Performance Share Award Letter for Senior Officers under the Company’s Long-Term Incentive Plan.

10(b)(2)                  Form of Stock Appreciation Rights Award Letter for Senior Officers under the Company’s Long-Term Incentive Plan.

10(b)(3)                  Form of Stock Appreciation Rights Award Letter for under the Company’s Long-Term Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTECTIVE LIFE CORPORATION

BY:	/s/ Steven G. Walker
Steven G. Walker
Senior Vice President, Controller
and Chief Accounting Officer

Dated:  March 10, 2005